Allianz Life Insurance Company of North America                   [Allianz Logo]

Stewart Gregg
Assistant Vice President & Senior Counsel
Legal

5701 Golden Hills Drive
Minneapolis, MN  55416-1297

Telephone: 763/765 2913
Telefax: 763/765 6355
www.allianzlife.com

October 30, 2001

Board of Directors
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416

Re: Opinion and Consent of Counsel
    Allianz Life Variable Account A

Dear Sir or Madam:

You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 for the Individual Flexible Payment Variable Life Policy to be issued by Allianz Life Insurance Company of North America and its separate account, Allianz Life Variable Account A File No. 333-60206.

I am  of  the  following  opinions:

     1. Allianz Life Variable Account A is a unit investment trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the Act), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

     2. Upon the acceptance of purchase payments made by a Policy Owner pursuant to a Policy issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Policy
Owner  will  have  a  legally-issued,   fully-paid,  non-assessable  contractual
interest under such Policy.

You may use this opinion letter, or copy hereof, as an exhibit to the Registration Statement.

I consent to the reference to me and to this opinion under the caption "Legal Matters" contained in the Prospectus which forms a part of the Registration Statement.

Sincerely,


ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:/S/STEWART GREGG
   ------------------
      Stewart Gregg






[Sutherland Asbill & Brennan LLP]

                                  October 29, 2001



Board of Directors
Allianz Life Insurance Company of North America
1750 Hennepin Avenue
Minneapolis, MN  55403-2195

                  Re: Allianz Life Insurance Company of North America Allianz Life Variable Account A (File No. 333-60206)

Directors:

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in post-effective amendment number 1 to the registration statement on Form S-6 (File No. 333-60206) filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America and Allianz Life Variable Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                               SUTHERLAND ASBILL & BRENNAN LLP



                                                By:  /s/    Stephen E. Roth
                                                     __________________________
                                                            Stephen E. Roth

SER/asmc